Exhibit 99.1

SITO Mobile Reports Third Quarter 2016 Financial Results

Q3 Revenue $10.3 Million, Up 129% Year-Over-Year; Led by Media Placement Revenue of $8.4 Million, Up 179% Year-Over-Year

JERSEY CITY, N.J., November 14, 2016 (GLOBE NEWSWIRE) -- SITO Mobile Ltd. (NASDAQ: SITO), a leading mobile engagement platform, today announced its results for the third quarter ended September 30, 2016.

Third Quarter 2016 Business Highlights

●	TOTAL REVENUE: was $10.3 million, an increase of 129% year-over-year.

●	MEDIA PLACEMENT REVENUE: (SITO Mobile’s programmatic advertising revenue) was $8.4 million, an increase of 179% year-over-year.

●	GROSS PROFIT: was $5.7 million (55% gross margin), up from $2.4 million (52% gross margin) in Q3 2015. (Please refer to the supplemental schedule below for calculation of Gross Profit and Gross Margin).

●	ADJUSTED EBITDA: was $1.8 million, up from a loss of $(0.7) million in Q3 of 2015. (See attached schedule for reconciliation of Adjusted EBITDA to GAAP)

●	NET INCOME: was $501 thousand which equates to $0.03 (diluted) earnings per share on total (diluted) shares outstanding of 19.5 million.

“Q3 was another successful and productive quarter for SITO Mobile,” said Jerry Hug, SITO Mobile’s CEO. “Our media placement business once again delivered stellar year-over-year growth and we made good progress on our key priorities. We added new customers and increased total campaigns while also adding more partners to our data ecosystem. Our RFP pipeline is growing and our pool of opportunities is increasing as current and prospective clients begin to recognize, appreciate and embrace the value of SITO Mobile’s location-based marketing platform.”

Hug Continued, “In September we raised $10.3 million in net proceeds through an equity offering. This successful offering was enabled by the strength of our strategic positioning in the mobile adtech marketplace coupled with our strong revenue growth and profitability. As a result of this offering, we added several new institutional shareholders and increased market awareness and liquidity. The proceeds from this offering strengthen our balance sheet, and provide financial flexibility as we execute our plan.”

Conference call information:

Date: Monday, November 14, 2016
Time: 4:30 P.M. Eastern Time (ET)
Dial in Number for U.S. & Canadian Callers: 877-407-8293
Dial in Number for International Callers (Outside U.S. & Canada): 201-689-8349

Participating on the call will be SITO Mobile's Chief Executive Officer Jerry Hug and Chief Financial Officer Kurt Streams. To join the live conference call, please dial into the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time.

A replay will be available for 2 weeks starting on November 14, 2016 at approximately 8:00 P.M. ET. To access the replay, please dial 877-660-6853 in the U.S. and 201-612-7415 for international callers. The conference ID# is 13649156.

About SITO Mobile Ltd.

SITO Mobile provides a mobile engagement platform that enables brands to increase awareness, loyalty, and ultimately sales. For more information, visit www.sitomobile.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, sales growth, our reliance on brand owners and wireless carriers, the possible need for additional capital as well as other risks identified in our filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

[FINANCIAL TABLES TO FOLLOW]

SITO Mobile, Ltd.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue
Media placement	$8,424,099	$3,023,222	$21,583,479	$6,804,752
Wireless applications	1,790,135	1,346,642	4,735,213	4,738,271
Licensing and royalties	127,196	144,469	388,561	419,008
Total revenue	10,341,430	4,514,333	26,707,253	11,962,031

Costs and Expenses
Cost of revenue	4,648,156	2,163,333	12,135,274	5,614,836
Sales and marketing	2,798,283	1,198,469	7,561,188	2,951,750
General and administrative	1,792,440	2,253,446	5,143,764	4,892,354
Loss on impairment of long-lived asset	-	831,000	-	831,000
Depreciation and amortization	164,269	208,891	489,073	354,333

Total costs and expenses	9,403,148	6,655,139	25,329,299	14,644,273

Income (loss) from operations	938,282	(2,140,806)	1,377,954	(2,682,242)

Other Income (Expense)
Interest expense	(436,782)	(475,265)	(1,321,895)	(1,309,700)

Net income (loss) before income taxes	501,500	(2,616,071)	56,059	(3,991,942)
Provision for income taxes	-	-	-	-

Net income (loss)	$501,500	$(2,616,071)	$56,059	$(3,991,942)

Basic earnings (loss) per share	$0.03	$(0.16)	$0.00	$(0.25)
Basic weighted average shares outstanding	17,433,011	16,422,988	17,714,960	15,735,226

Diluted earnings (loss) per share	$0.03	$(0.16)	$0.00	$(0.25)
Diluted weighted average shares outstanding	19,573,308	16,422,988	19,762,037	15,735,226

Non-GAAP Financial Measures

This press release uses Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA should not be considered a replacement for, and should be read together with, the most comparable GAAP financial measure, which is Operating Profit (Loss). A reconciliation of Adjusted EBITDA to Operating Profit (Loss) is included herein.

To supplement our financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this press release, including EBITDA. The Company believes that non-GAAP financial measures are helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition transactions effected by the Company. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for or superior to comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP.

Management excludes stock based compensation expense because they believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC 718, we believe that providing non-GAAP financial measures that exclude this expense allows investors to make more meaningful comparisons between our operating results and those of other companies. Accordingly, management believes that excluding this expense provides investors and management with greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry. Management uses Adjusted EBITDA in managing and analyzing its business and financial condition. Management believes that the presentation of non-GAAP financial measures provides investors greater transparency into ongoing results of operations allowing investors to better compare the Company's results from period to period.

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2016	2015	2016	2015

Net income (loss)	501,500	(2,616,071)	56,059	(3,991,942)
Adjustments to reconcile net income (loss) to EBITDA:
Depreciation and amortization expense included in costs and expenses:
Amortization included in cost of revenue	292,955	226,593	820,744	553,005
Depreciation and other amortization	164,269	208,891	489,073	354,333
Total depreciation and amortization expense	457,224	435,484	1,309,817	907,338

Interest expense	436,782	475,265	1,321,895	1,309,700
Loss on impairment of long-lived asset	-	831,000	-	831,000
Provision for income taxes	-	-	-	-

EBITDA	1,395,506	(874,322)	2,687,771	(943,904)

Adjustments to reconcile EBITDA:
Stock based compensation expense included in costs and expenses:
Sales and marketing	70,728	30,366	220,090	66,521
General and administrative	304,961	174,790	715,033	319,540
Total stock based compensation expense	375,689	205,156	935,123	386,061

Adjusted EBITDA	1,771,195	(669,166)	3,622,894	(557,843)

SITO Mobile, Ltd.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2016	2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$9,836,888	$2,615,184
Accounts receivable, net	9,813,623	6,167,816
Other prepaid expenses	287,707	123,692

Total current assets	19,938,218	8,906,692

Property and equipment, net	458,348	585,356

Other assets
Capitalized software development costs, net	1,858,921	1,600,813
Intangible assets:
Patents	514,327	445,473
Patent applications cost	811,248	897,087
Other intangible assets, net	1,506,757	1,714,477
Goodwill	6,444,225	6,444,225
Deferred loan costs, net	47,023	78,116
Other assets including security deposits	108,938	84,829

Total other assets	11,291,439	11,265,020

Total assets	$31,688,005	$20,757,068

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$4,412,043	$4,828,600
Accrued expenses	1,953,505	1,277,896
Deferred revenue	431,780	532,909
Current obligations under capital lease	3,402	11,699
Note payable, net - current portion	2,475,304	3,984,219

Total current liabilities	9,276,034	10,635,323

Long-term liabilities
Obligations under capital lease	3,622	6,201
Note payable, net	4,644,983	4,934,966

Total long-term liabilities	4,648,605	4,941,167

Total liabilities	13,924,639	15,576,490

Stockholders' Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized; none outstanding	-	-
Common stock, $.001 par value; 100,000,000 shares authorized, 20,587,770 shares issued and outstanding as of September 30, 2016 and $.001 par value; 300,000,000 shares authorized, 17,157,520 shares issued and outstanding as of December 31, 2015	20,587	17,156
Additional paid-in capital	157,061,545	144,538,247
Accumulated deficit	(139,318,766)	(139,374,825)

Total stockholders' equity	17,763,366	5,180,578

Total liabilities and stockholders' equity	$31,688,005	$20,757,068

SITO Mobile, Ltd.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	September 30,
	2016	2015
Cash Flows from Operating Activities
Net income (loss)	$501,500	$(2,616,071)
Adjustments to reconcile net income (loss) to net cash (used in) operating activities:
Depreciation expense	43,774	47,117
Amortization expense - software development costs	292,956	230,689
Amortization expense - patents	52,744	49,001
Amortization expense - discount of debt	200,281	165,681
Amortization expense - deferred costs	9,497	14,478
Amortization expense - intangible assets	67,750	112,773
Provision for bad debt	(10,673)	240,000
Loss on disposition of assets	237	-
Loss on impairment of long-lived asset	-	831,000
Stock based compensation	375,689	336,835
Changes in operating assets and liabilities:
(Increase) in accounts receivable, net	(983,224)	(298,682)
(Increase) in prepaid expenses	(196,655)	(98,008)
Decrease (increase) in other assets	-	50,000
(Decrease) increase in accounts payable	(2,425,512)	545,993
Increase in accrued expenses	158,268	72,511
(Decrease) in deferred revenue	(132,195)	(280,214)
Increase in accrued interest	60,567	87,116

Net cash provided by (used in) operating activities	(1,984,996)	(509,781)

Cash Flows from Investing Activities
Patents and patent applications costs	(42,803)	(119,869)
Purchase of property and equipment	(11,050)	(140,922)
Proceeds from sale of property and equipment	700	-
Capitalized software development costs	(305,546)	(541,592)
Purchase of intangible assets	-	(1,300,000)

Net cash (used in) investing activities	$(359,399)	$(2,102,383)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	$12,203,605	$1,909,000
Stock issuance costs	(1,180,000)	(75,000)
Restructuring of debt	-	-
Principal reduction on obligation under capital lease	(807)	(4,946)
Principal reduction on repayment of debt	(525,000)	-

Net cash provided by financing activities	10,497,798	1,829,054

Net decrease in cash and cash equivalents	8,154,103	(783,110)

Cash and cash equivalents - beginning of period	1,682,785	2,787,250

Cash and cash equivalents - ending of period	$9,836,888	$2,004,140

Supplemental Information:

Interest expense paid	$232,238	$208,161
Income taxes paid	$16,900	$4,600

SITO Mobile, Ltd.
Supplemental Schedule
Amounts in thousands except percentages

	September 30, 2015		December 31, 2015	Fiscal Year 2015		March 31, 2016	June 30, 2016	September 30, 2016
	Reported	Adjusted	Reported	Reported	Adjusted	Reported	Reported	Reported
Revenue
Media placement	3,023	3,023	5,345	12,150	12,150	4,862	8,298	8,424
Wireless Applications	1,347	1,347	1,622	6,360	6,360	1,491	1,454	1,790
Licensing and royalties	144	144	245	664	664	135	126	127
Total Revenue	4,514	4,514	7,212	19,174	19,174	6,488	9,878	10,341

Cost of Revenue	1,513	2,164	3,449	7,987	9,064	3,057	4,431	4,648

Gross Profit	3,001	2,350	3,763	11,187	10,110	3,431	5,448	5,693
Gross Margin	66%	52%	52%	58%	53%	53%	55%	55%
Operating Expenses
General and administrative	2,241	2,254	1,584	6,439	6,476	1,897	1,454	1,792
Sales & marketing	1,849	1,198	1,877	5,906	4,829	2,100	2,663	2,798
Research and development	13	0	0	37	0	0	0	0
Loss on impairment of long-lived asset	831	831	0	831	831	0	0	0
Depreciation & amortization	209	209	219	573	573	164	160	164
Total Operating Expenses	5,143	4,492	3,680	13,786	12,709	4,161	4,276	4,755

Income (Loss) from Operations	(2,142)	(2,142)	83	(2,599)	(2,599)	(730)	1,171	938

Note: Certain reclassifications have been made to conform the fiscal 2015 quarterly amounts to the fiscal 2016 classifications for comparative purposes. The Company is reporting a vendor cost in cost or revenue that had been previously reported in sales and marketing expense and is reporting research and development cost in general and administrative expense. The changes are only expense reclassifications and do not affect revenue, total costs and revenues, income (loss) from operations, net income or any balance sheet accounts. Amounts affected by the reclassification are shown in bold in the table above.

Contacts:

Investor Relations:

Joseph Wilkinson

SVP Investor Relations

Joseph.Wilkinson@sitomobile.com

Media Relations:

Alexandra Levy
Silicon Alley Media
alex@siliconalley-media.com

RELATED LINKS
http://www.sitomobile.com